UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                     Entry into a Material Definitive Agreement.

On November 7, 2019, Leaf Group Ltd. (the “Company”) and subsidiaries of the Company party thereto (collectively with the Company, the “Borrowers”) entered into loan and security agreement (the “Credit Agreement”) for a 364-day senior secured working capital revolving line of credit with Silicon Valley Bank (the “Lender”).  Under the Credit Agreement, the Borrowers may borrow up to the lesser of (i) $10.0 million, or (ii) 80% of eligible accounts receivable.

All obligations of the Borrowers under the Credit Agreement are secured by a security interest in substantially all of the assets of the Borrowers.  Amounts outstanding under the Credit Agreement will bear interest at a floating rate equal to the greater of (i) WSJ Prime Rate plus 0.50%, or (ii) 5.0%.  Pursuant to the terms of the Credit Agreement, the Borrowers agreed to pay an unused line fee of 0.20% per annum on the unused commitments.  Amounts outstanding under the Credit Agreement are payable on or before November 7, 2020.

The Credit Agreement contains customary representations and warranties and customary reporting, affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, acquisitions, dispositions, declarations of dividends and stock repurchases. In addition, the Borrowers are required to maintain on account with the Lender an amount not less than 85% (the “Required Percentage”) of the Borrowers’ global cash, provided that such amount may fall below the Required Percentage for a period of time not to exceed 10 consecutive business days each calendar month (but in no event can the amount be less than 75% of the Borrowers’ global cash). Furthermore, the Credit Agreement contains customary events of default that include, among others, failure to pay principal, interest or fees when due, failure to comply with the other terms of the Credit Agreement and related agreements, the occurrence of a material adverse change and certain insolvency-related events. The existence of an event of default would allow the Lender to terminate its lending commitments, demand repayment of its loans and otherwise exercise all rights and remedies of a secured creditor.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 with respect to the Credit Agreement is included in Item 1.01 hereof and is incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1

Loan and Security Agreement, dated as of November 7, 2019, by and between Leaf Group Ltd., Society6, LLC, Well+Good LLC, LS Media Holdings LLC, Deny Designs, LLC, Saatchi Online, Inc., Other Art Fairs, LLC, Leaf Group Services, LLC, Leaf OIYS, LLC and Silicon Valley Bank.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2019	LEAF GROUP LTD.

	By:	/s/ Jantoon Reigersman
Jantoon Reigersman
Chief Financial Officer

3